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                                                                    EXHIBIT 99.1

                      HEALTH CARE PROPERTY INVESTORS, INC.

                                     PROXY
           SPECIAL MEETING OF COMMON STOCKHOLDERS -- NOVEMBER 3, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, as a holder of Common Stock of Health Care Property Investors, Inc. ("HCPI"), hereby appoints Kenneth B. Roath and Paul V. Colony, or either of them, as proxies, each with full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of HCPI which the undersigned is entitled to vote at the Special Meeting of Common Stockholders to be held on November 3, 1999 at 10:00 A.M., or any adjournment or postponement thereof, and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at such meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Common Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR the merger proposal. If any other business is presented at the Special Meeting of Common Stockholders, the Proxy will be voted in accordance with the discretion of the proxies named above.

1. To approve the Agreement and Plan of Merger, dated as of August 4, 1999, between HCPI and American Health Properties, Inc., a Delaware corporation ("AHP") and to approve the merger of AHP, with and into HCPI.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. In their discretion, the proxies named herein are authorized to vote upon any other matter that may properly come before the Special Meeting of Common Stockholders or any adjournment or postponement thereof.

      The Board of Directors recommends a vote "FOR" the merger proposal.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE

                                            ------------------------
                                                     COMMON
------------------------                    ------------------------
     ACCOUNT NUMBER                                  D.R.S.

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                                                 Please mark, date and sign as
                                                 your name appears hereon. If
                                                 acting as executor,
                                                 administrator, trustee,
                                                 guardian, etc., you should so
                                                 indicate when signing. If the
                                                 signer is a corporation, please
                                                 sign the full corporate name,
                                                 by a duly authorized officer
                                                 and indicate the title of such
                                                 officer. If shares are held
                                                 jointly, each stockholder named
                                                 should sign. If you receive
                                                 more than one proxy card,
                                                 please date and sign each card
                                                 and return all proxy cards in
                                                 the enclosed envelope.

                                                 Dated: , 1999

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature

                                                 PLEASE DATE, SIGN AND MAIL THIS
                                                 PROXY IN THE ENCLOSED ENVELOPE.